For immediate release	For More Information: Michelle S. Hickox, EVP & Chief Financial Officer 325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES FOURTH QUARTER 2022 EARNINGS

AND 36TH YEAR OF CONSECUTIVE ANNUAL EARNINGS GROWTH

ABILENE, Texas, January 19, 2023 - First Financial Bankshares, Inc. (the “Company,” “we,” “us” or “our”) (NASDAQ: FFIN) today reported earnings of $58.67 million for the fourth quarter of 2022 compared to earnings of $55.34 million for the same quarter a year ago. Basic and diluted earnings per share were $0.41 for the fourth quarter of 2022 compared with $0.39 for the same quarter a year ago.

Earnings for the year ended December 31, 2022, totaled $234.48 million compared to $227.56 million for the year ended December 31, 2021, reflecting an increase of $6.91 million, or 3.04 percent. Basic and diluted earnings per share were $1.64 for the year ended December 31, 2022, compared with basic and diluted earnings per share of $1.60 and $1.59, respectively, for the year ended December 31, 2021. Included in earnings for the year ended December 31, 2022, when compared to the year ended December 31, 2021, were (i) an increase in net interest income of $31.05 million which included a decrease in PPP loan origination fees and interest income of $24.90 million when compared to the prior year; (ii) an increase in the provision for credit losses of $18.57 million; (iii) a decrease in mortgage revenues of $14.21 million; (iv) a decrease in debit card revenues of $5.63 million and (v) a decrease in profit sharing expenses of $5.90 million.

“We are extremely pleased with both our quarterly and annual results representing our 36th consecutive year of annual earnings growth. We finished 2022 with growth in loans, excluding PPP and held-for-sale loans, of $1.11 billion and growth in deposits of $439.02 million which was primarily driven by an increase of over 10,500 net new accounts during the year. During the fourth quarter, we were able to take advantage of lower interest rates on the longer part of the curve and sell $273.83 million of securities with lower yields and redeploy those dollars into our higher earning loan portfolio,” said F. Scott Dueser, Chairman, President and CEO of First Financial Bankshares, Inc. “As a result of the hard work and dedication of our board, officers and employees, we were able to overcome some significant headwinds in 2022 which included declines in PPP, mortgage and debit card revenues and increased provision expenses. In light of the continued increases in interest rates by the Federal Reserve, we continue to focus on loan and deposit pricing that better aligns with our competitive environment. As we enter 2023, we remain focused on serving our customers and delivering solid results while actively managing the impact of the current interest rate, regulatory and economic environments. We appreciate the continued support of our customers, shareholders and associates.” Mr. Dueser added.

Net interest income for the fourth quarter of 2022 was $104.04 million compared to $94.81 million for the fourth quarter of 2021. The net interest margin, on a taxable equivalent basis, was 3.36 percent for the fourth quarter of 2022, compared to 3.32 percent for the third quarter of 2022, and 3.29 percent for the fourth quarter of 2021. The growth in net interest income was driven by higher average interest-earning assets which increased to $12.32 billion for the fourth quarter of 2022 compared to $11.89 billion in the same quarter a year ago, partially offset by lower PPP loan origination fees and interest income which totaled $16 thousand in the fourth quarter of 2022 compared to $4.57 million in the fourth quarter of 2021. PPP loan balances totaled $169 thousand at December 31, 2022 compared to $52.79 million at December 31, 2021.

The Company recorded a provision for credit losses of $4.08 million for the fourth quarter of 2022 compared to a provision for credit losses of $2.06 million for the fourth quarter of 2021. The Company’s provision for credit losses during the fourth quarter of 2022 continued to be driven by strong organic loan growth, increases in unfunded commitments and a slight decline in the projected economic forecast metrics. At December 31, 2022, the allowance for credit losses totaled $75.83 million, or 1.18 percent of loans held-for-investment (“Loans”), compared to $63.47 million at December 31, 2021, or 1.18 percent of Loans. Additionally, the reserve for unfunded commitments totaled $12.32 million at December 31, 2022 compared to $6.44 million at December 31, 2021 due to the increase in unfunded commitments and a decline in the projected economic forecast in the Company’s construction and development portfolio.

For the fourth quarter of 2022, net charge-offs totaled $905 thousand compared to net charge-offs of $2.28 million for the fourth quarter of 2021. Nonperforming assets as a percentage of Loans and foreclosed assets totaled 0.38 percent at December 31, 2022, compared with 0.63 percent at December 31, 2021. Classified loans totaled $150.70 million at December 31, 2022, compared to $161.19 million at December 31, 2021.

Noninterest income for the fourth quarter of 2022 was $28.52 million compared to $34.90 million for the fourth quarter of 2021, as a result of the following:

•
Trust fees increased to $10.12 million for the fourth quarter of 2022 compared to $9.67 million for the fourth quarter of 2021, driven by the continued increase in oil and gas revenue. At December 31, 2022, the fair value of trust assets managed was $8.75 billion.
•
Service charges on deposits increased to $6.40 million for the fourth quarter of 2022 compared with $5.76 million for the fourth quarter of 2021, driven by more than 10,500 net new accounts opened in 2022.
•
Debit card fees decreased by $3.45 million for the fourth quarter of 2022 compared to the same quarter a year ago. The decrease was due the impact of becoming subject to regulations imposed by the Federal Reserve that limits debit card interchange revenue (“Durbin Amendment”) which became effective for the Company as of July 1, 2022, and is consistent with our prior disclosures.
•
Mortgage income declined to $2.90 million for the fourth quarter of 2022 compared to $6.27 million for the fourth quarter of 2021 due to lower overall origination volumes and margins as a result of the changes in interest rates.
•
Recoveries of interest on previously charged-off or nonaccrual loans totaled $244 thousand for the fourth quarter of 2022 compared to $1.21 million for the fourth quarter of 2021.
•
Gains on sales of securities and other assets were $129 thousand during the fourth quarter of 2022 compared to $105 thousand for the fourth quarter of 2021.

Noninterest expense for the fourth quarter of 2022 totaled $57.78 million compared to $61.67 million for the fourth quarter of 2021, as a result of the following:

•
Salary, commissions and employee benefit costs totaled $32.96 million for the fourth quarter of 2022, compared to $34.98 million in the fourth quarter of 2021 reflecting annual merit-based and market driven pay increases offset by lower mortgage compensation expenses of $1.22 million and a decrease of $2.53 million in profit sharing expenses.

The Company’s efficiency ratio improved to 43.30 percent for the year ended December 31, 2022 compared to 45.84 percent for the year ended December 31, 2021.

As of December 31, 2022, consolidated assets for the Company totaled $12.97 billion compared to $13.10 billion at December 31, 2021. Loans totaled $6.44 billion at December 31, 2022, compared with Loans of $5.39 billion at December 31, 2021. Excluding PPP and held-for-sale loans, Loans grew $186.41 million, or 11.82 percent during the fourth quarter of 2022, and $1.11 billion, or 20.72 percent when compared to December 31, 2021 balances. Deposits totaled $11.01 billion at December 31, 2022, compared to $10.57 billion at December 31, 2021.

During the fourth quarter of 2022, the Company sold $273.83 million of securities classified as available-for-sale with an average book yield of 3.16 percent. The proceeds from the sales of these securities were largely used to fund organic loan growth during the quarter. As of December 31, 2022, cash flows from the security portfolio of $540.28 million are projected over the next twelve months.

Shareholders’ equity was $1.27 billion as of December 31, 2022, compared to $1.76 billion at December 31, 2021, as a result of changes in other comprehensive income (“OCI”) due to increasing interest rates over the last year. The unrealized loss on the available-for-sale investment securities portfolio, net of applicable tax, totaled $535.23 million at December 31, 2022, compared to an unrealized loss of $632.42 million at September 30, 2022, and an unrealized gain of $99.25 million at December 31, 2021.

About First Financial Bankshares, Inc.

Headquartered in Abilene, Texas, First Financial Bankshares, Inc. is a financial holding company that through its subsidiary, First Financial Bank, N.A., operates multiple banking regions with 79 locations in Texas, including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Bryan, Burleson, College Station, Cisco, Cleburne, Clyde, Conroe, Cut and Shoot, Decatur, Eastland, El Campo, Fort Worth, Fulshear, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Kingwood, Lumberton, Magnolia, Mauriceville, Merkel, Midlothian, Mineral Wells, Montgomery, Moran, New Waverly, Newton, Odessa, Orange, Palacios, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Tomball, Trent, Trophy Club, Vidor, Waxahachie, Weatherford, Willis, and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with ten locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial, please visit our website at https://www.ffin.com.

####

Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company's management, as well as assumptions made beyond information currently available to the Company's management, and may be, but not necessarily are, identified by such words as “expect,” “plan,” “anticipate,” “target,” “forecast,” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; economic impact of oil and gas prices and the pandemic, changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and

Exchange Commission, which may be obtained under “Investor Relations-Documents and Filings” on the Company’s Website or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	As of
	2022				2021
ASSETS	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Cash and due from banks	$293,286	$227,298	$242,665	$203,187	$205,053
Interest-bearing demand deposits in banks	37,392	138,484	222,899	394,566	323,535
Investment securities	5,474,359	5,745,443	6,215,036	6,502,495	6,573,179
Loans, held-for-investment, excluding PPP Loans	6,441,699	6,255,286	5,876,281	5,550,430	5,336,179
PPP loans	169	202	2,301	15,739	52,793
Total loans, held-for-investment	6,441,868	6,255,488	5,878,582	5,566,169	5,388,972
Allowance for credit losses	(75,834)	(74,108)	(71,932)	(66,913)	(63,465)
Net loans, held-for-investment	6,366,034	6,181,380	5,806,650	5,499,256	5,325,507
Loans, held-for-sale	11,965	18,815	26,445	27,670	37,810
Premises and equipment, net	152,973	152,646	149,280	150,168	149,764
Goodwill	313,481	313,481	313,481	313,481	313,481
Other intangible assets	2,053	2,352	2,658	2,978	3,298
Other assets	322,523	330,445	281,098	220,399	170,834
Total assets	$12,974,066	$13,110,344	$13,260,212	$13,314,200	$13,102,461

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$4,061,788	$4,200,792	$4,104,034	$3,978,724	$3,780,230
Interest-bearing deposits	6,943,719	6,941,326	7,018,949	7,021,101	6,786,258
Total deposits	11,005,507	11,142,118	11,122,983	10,999,825	10,566,488
Borrowings	642,507	774,581	768,364	758,595	671,152
Other liabilities	60,315	61,030	39,847	67,031	105,597
Shareholders' equity	1,265,737	1,132,615	1,329,018	1,488,749	1,759,224
Total liabilities and shareholders' equity	$12,974,066	$13,110,344	$13,260,212	$13,314,200	$13,102,461

	Quarter Ended
	2022				2021
INCOME STATEMENTS	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Interest income	$121,137	$112,728	$101,981	$97,009	$95,995
Interest expense	17,100	9,572	3,199	1,570	1,187
Net interest income	104,037	103,156	98,782	95,439	94,808
Provision for credit losses	4,075	3,221	5,350	4,782	2,064
Net interest income after provision for credit losses	99,962	99,935	93,432	90,657	92,744
Noninterest income	28,524	30,943	37,317	34,881	34,903
Noninterest expense	57,778	59,442	58,333	59,225	61,672
Net income before income taxes	70,708	71,436	72,416	66,313	65,975
Income tax expense	12,040	12,095	11,922	10,341	10,638
Net income	$58,668	$59,341	$60,494	$55,972	$55,337

PER COMMON SHARE DATA
Net income - basic	$0.41	$0.42	$0.42	$0.39	$0.39
Net income - diluted	0.41	0.41	0.42	0.39	0.39
Cash dividends declared	0.17	0.17	0.17	0.15	0.15
Book value	8.87	7.94	9.32	10.43	12.34
Tangible book value	6.66	5.73	7.10	8.21	10.12
Market value	34.40	41.83	39.27	44.12	50.84
Shares outstanding - end of period	142,657,871	142,628,163	142,586,601	142,704,495	142,532,116
Average outstanding shares - basic	142,619,632	142,524,500	142,682,251	142,558,743	142,437,804
Average outstanding shares - diluted	143,071,538	143,126,088	143,238,669	143,302,063	143,251,521

PERFORMANCE RATIOS
Return on average assets	1.76%	1.76%	1.82%	1.71%	1.74%
Return on average equity	19.87	17.31	17.26	13.53	12.63
Return on average tangible equity	27.20	22.55	22.27	16.68	15.45
Net interest margin (tax equivalent)	3.36	3.32	3.28	3.22	3.29
Efficiency ratio	43.52	43.76	41.83	44.16	46.18

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	Year Ended
	Dec. 31,
INCOME STATEMENTS	2022	2021
Interest income	$432,854	$376,405
Interest expense	31,440	6,042
Net interest income	401,414	370,363
Provision for credit losses	17,427	(1,139)
Net interest income after provision for credit losses	383,987	371,502
Noninterest income	131,665	142,176
Noninterest expense	234,778	241,708
Net income before income taxes	280,874	271,970
Income tax expense	46,399	44,408
Net income	$234,475	$227,562

PER COMMON SHARE DATA
Net income - basic	$1.64	$1.60
Net income - diluted	1.64	1.59
Cash dividends declared	0.66	0.58
Book value	8.87	12.34
Tangible book value	6.66	10.12
Market value	$34.40	$50.84
Shares outstanding - end of period	142,657,871	142,532,116
Average outstanding shares - basic	142,596,252	142,291,939
Average outstanding shares - diluted	143,207,899	143,134,220

PERFORMANCE RATIOS
Return on average assets	1.76%	1.89%
Return on average equity	16.72	13.31
Return on average tangible equity	21.59	16.35
Net interest margin (tax equivalent)	3.29	3.40
Efficiency ratio	43.30	45.84

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2022				2021
ALLOWANCE FOR LOAN LOSSES	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Balance at beginning of period	$74,108	$71,932	$66,913	$63,465	$63,370
Loans charged-off	(1,225)	(293)	(275)	(659)	(3,067)
Loan recoveries	320	1,409	1,191	360	783
Net recoveries (charge-offs)	(905)	1,116	916	(299)	(2,284)
Provision for loan losses	2,631	1,060	4,103	3,747	2,379
Balance at end of period	$75,834	$74,108	$71,932	$66,913	$63,465

ALLOWANCE FOR UNFUNDED COMMITMENTS
Balance at beginning of period	$10,879	$8,718	$7,471	$6,436	$6,751
Provision for unfunded commitments	1,444	2,161	1,247	1,035	(315)
Balance at end of period	$12,323	$10,879	$8,718	$7,471	$6,436

Allowance for loan losses /
period-end loans held-for-investment	1.18%	1.18%	1.22%	1.20%	1.18%
Allowance for loan losses /
nonperforming loans	311.75	301.02	281.90	232.71	200.33
Net charge-offs (recoveries) / average total loans
(annualized)	0.06	(0.07)	(0.06)	0.02	0.17

	Quarter Ended
	2022				2021
COMPOSITION OF LOANS HELD-FOR-INVESTMENT	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Commercial:
C&I	$917,148	$871,133	$837,627	$822,310	$784,282
PPP	169	202	2,301	15,739	52,793
Municipal	221,090	214,852	200,577	191,799	177,905
Total Commercial	1,138,407	1,086,187	1,040,505	1,029,848	1,014,980
Agricultural	76,947	76,937	90,420	82,883	98,089
Real Estate:
Construction & Development	959,426	938,051	928,644	806,211	749,793
Farm	306,322	268,139	250,028	225,942	217,220
Non-Owner Occupied CRE	732,089	717,738	636,432	636,160	623,434
Owner Occupied CRE	954,400	945,665	909,899	881,181	821,653
Residential	1,575,758	1,536,180	1,412,125	1,352,162	1,334,419
Total Real Estate	4,527,995	4,405,773	4,137,128	3,901,656	3,746,519
Consumer:
Auto	550,635	538,798	468,147	419,818	405,416
Non-Auto	147,884	147,793	142,382	131,964	123,968
Total Consumer	698,519	686,591	610,529	551,782	529,384

Total loans held-for-investment	$6,441,868	$6,255,488	$5,878,582	$5,566,169	$5,388,972

SUMMARY OF LOAN CLASSIFICATION
Special Mention	$49,382	$43,149	$46,512	$47,445	$55,670
Substandard	101,316	100,568	106,156	104,715	105,515
Doubtful	-	-	-	-	-
Total classified loans	$150,698	$143,717	$152,668	$152,160	$161,185

NONPERFORMING ASSETS
Nonaccrual loans	$24,306	$24,585	$25,475	$28,723	$31,652
Accruing troubled debt restructured loans	19	19	20	20	21
Accruing loans 90 days past due	-	15	22	11	8
Total nonperforming loans	24,325	24,619	25,517	28,754	31,681
Foreclosed assets	-	-	-	-	2,477
Total nonperforming assets	$24,325	$24,619	$25,517	$28,754	$34,158

As a % of loans held-for-investment and foreclosed assets	0.38%	0.39%	0.43%	0.52%	0.63%
As a % of end of period total assets	0.19	0.19	0.19	0.22	0.26

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2022				2021
CAPITAL RATIOS	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Common equity Tier 1 capital ratio	18.22%	18.03%	18.50%	19.00%	19.35%
Tier 1 capital ratio	18.22	18.03	18.50	19.00	19.35
Total capital ratio	19.29	19.07	19.54	20.01	20.34
Tier 1 leverage ratio	10.96	10.79	10.65	10.78	11.13
Tangible common equity ratio	7.51	6.38	7.83	9.02	11.28
Equity/Assets ratio	9.76	8.64	10.02	11.18	13.43

	Quarter Ended
	2022				2021
NONINTEREST INCOME	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Trust fees	$10,122	$10,314	$9,742	$9,817	$9,670
Service charges on deposits	6,397	6,399	6,038	5,706	5,762
Debit card fees	5,899	5,587	9,868	8,926	9,353
Credit card fees	632	651	700	602	602
Gain on sale and fees on mortgage loans	2,904	4,070	5,728	6,333	6,272
Net gain on sale of available-for-sale securities	131	334	1,648	31	1
Net gain on sale of foreclosed assets	-	349	18	1,084	107
Net gain (loss) on sale of assets	(2)	526	6	(10)	(3)
Interest on loan recoveries	244	664	1,649	283	1,207
Other noninterest income	2,197	2,049	1,920	2,109	1,932
Total noninterest income	$28,524	$30,943	$37,317	$34,881	$34,903

NONINTEREST EXPENSE
Salaries, commissions and employee benefits, excluding profit sharing	$32,391	$33,129	$31,840	$32,540	$31,876
Profit sharing expense	565	763	1,307	1,598	3,099
Net occupancy expense	3,350	3,440	3,292	3,225	3,333
Equipment expense	2,053	2,396	2,346	2,257	2,382
FDIC assessment fees	1,021	917	904	869	848
Debit card expense	3,054	3,013	3,200	2,964	3,221
Legal, tax and professional fees	2,814	2,604	2,513	2,957	2,835
Audit fees	451	451	450	451	423
Printing, stationery and supplies	473	600	501	540	664
Amortization of intangible assets	299	306	320	320	391
Advertising, meals and public relations	1,646	1,692	1,554	1,493	1,842
Operational and other losses	982	869	782	596	1,385
Software amortization and expense	2,420	2,564	2,522	2,457	2,817
Other noninterest expense	6,259	6,698	6,802	6,958	6,556
Total noninterest expense	$57,778	$59,442	$58,333	$59,225	$61,672

TAX EQUIVALENT YIELD ADJUSTMENT	$187	$1,737	$3,366	$3,782	$3,841

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Year Ended
	Dec. 31,
NONINTEREST INCOME	2022	2021
Trust fees	$39,995	$36,145
Service charges on deposits	24,540	21,156
Debit card fees	30,280	35,905
Credit card fees	2,585	2,373
Gain on sale and fees on mortgage loans	19,035	33,245
Net gain on sale of available-for-sale securities	2,144	815
Net gain on sale of foreclosed assets	1,451	190
Net gain (loss) on sale of assets	520	210
Interest on loan recoveries	2,840	4,039
Other noninterest income	8,275	8,098
Total noninterest income	$131,665	$142,176

NONINTEREST EXPENSE
Salaries, commissions and employee benefits, excluding profit sharing	$129,900	$131,908
Profit sharing expense	4,233	10,134
Net occupancy expense	13,307	13,009
Equipment expense	9,052	9,173
FDIC assessment fees	3,711	3,130
Debit card expense	12,231	11,957
Legal, tax and professional fees	10,888	11,806
Audit fees	1,803	1,759
Printing, stationery and supplies	2,114	1,910
Amortization of intangible assets	1,245	1,613
Advertising, meals and public relations	6,385	6,368
Operational and other losses	3,229	3,293
Software amortization and expense	9,963	11,120
Other noninterest expense	26,717	24,528
Total noninterest expense	$234,778	$241,708

TAX EQUIVALENT YIELD ADJUSTMENT	$9,071	$14,691

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Three Months Ended			Three Months Ended
	Dec. 31, 2022			Sept. 30, 2022
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$3,165	$36	4.57%	$3,107	$19	2.49%
Interest-bearing demand deposits in nonaffiliated banks	160,200	1,579	3.91	248,929	1,413	2.25
Taxable securities	3,761,206	21,152	2.25	4,039,107	20,799	2.06
Tax-exempt securities	2,001,185	12,231	2.44	2,164,829	14,382	2.66
Loans	6,391,703	86,326	5.36	6,082,649	77,851	5.08
Total interest-earning assets	12,317,459	$121,324	3.91%	12,538,621	$114,464	3.62%
Noninterest-earning assets	891,972			833,980
Total assets	$13,209,431			$13,372,601
Interest-bearing liabilities:
Deposits	$6,871,315	$13,123	0.76%	$7,004,478	$8,787	0.50%
Borrowings	927,250	3,977	1.70	768,096	784	0.40
Total interest-bearing liabilities	7,798,565	$17,100	0.87%	7,772,574	$9,571	0.49%
Noninterest-bearing deposits	4,179,494			4,178,675
Other noninterest-bearing liabilities	60,085			61,320
Shareholders' equity	1,171,287			1,360,032
Total liabilities and shareholders' equity	$13,209,431			$13,372,601

Net interest income and margin (tax equivalent)		$104,224	3.36%		$104,893	3.32%

	Three Months Ended			Three Months Ended
	June 30, 2022			Mar. 31, 2022
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$1,466	$5	1.45%	$1,015	$1	0.52%
Interest-bearing demand deposits in nonaffiliated banks	288,784	547	0.76	171,970	94	0.22
Taxable securities	4,101,751	19,151	1.87	4,231,949	17,823	1.68
Tax-exempt securities	2,376,324	17,166	2.89	2,612,025	18,107	2.77
Loans	5,720,804	68,478	4.80	5,487,538	64,766	4.79
Total interest-earning assets	12,489,129	$105,347	3.38%	12,504,497	$100,791	3.27%
Noninterest-earning assets	825,711			744,810
Total assets	$13,314,840			$13,249,307
Interest-bearing liabilities:
Deposits	$7,049,041	$2,967	0.17%	$6,898,059	$1,369	0.08%
Borrowings	730,477	232	0.13	781,314	201	0.10
Total interest-bearing liabilities	7,779,518	$3,199	0.16%	7,679,373	$1,570	0.08%
Noninterest-bearing deposits	4,064,207			3,827,451
Other noninterest-bearing liabilities	65,475			64,999
Shareholders' equity	1,405,640			1,677,484
Total liabilities and shareholders' equity	$13,314,840			$13,249,307

Net interest income and margin (tax equivalent)		$102,148	3.28%		$99,221	3.22%

	Three Months Ended
	Dec. 31, 2021
	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$82	$-	0.48%
Interest-bearing demand deposits in nonaffiliated banks	320,102	124	0.15
Taxable securities	3,590,137	13,556	1.51
Tax-exempt securities	2,636,360	18,163	2.76
Loans	5,347,069	67,993	5.04
Total interest-earning assets	11,893,750	$99,836	3.33%
Noninterest-earning assets	726,932
Total assets	$12,620,682
Interest-bearing liabilities:
Deposits	$6,399,343	$1,110	0.07%
Borrowings	639,725	77	0.05
Total interest-bearing liabilities	7,039,068	$1,187	0.07%
Noninterest-bearing deposits	3,744,848
Other noninterest-bearing liabilities	99,091
Shareholders' equity	1,737,675
Total liabilities and shareholders' equity	$12,620,682

Net interest income and margin (tax equivalent)		$98,649	3.29%

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Year Ended			Year Ended
	Dec. 31, 2022			Dec. 31, 2021
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$2,196	$63	2.85%	$1,651	$9	0.55%
Interest-bearing demand deposits in nonaffiliated banks	217,525	3,633	1.67	590,843	730	0.12
Taxable securities	4,032,228	78,924	1.96	2,898,924	47,390	1.63
Tax-exempt securities	2,286,578	61,886	2.71	2,503,220	70,253	2.81
Loans	5,923,594	297,420	5.02	5,341,332	272,714	5.11
Total interest-earning assets	12,462,121	$441,926	3.55%	11,335,970	$391,096	3.45%
Noninterest-earning assets	824,550			706,285
Total assets	$13,286,671			$12,042,255
Interest-bearing liabilities:
Deposits	$6,955,783	$26,246	0.38%	$6,224,621	$5,704	0.09%
Borrowings	802,091	5,195	0.65	556,610	338	0.06
Total interest-bearing liabilities	7,757,874	$31,441	0.41%	6,781,231	$6,042	0.09%
Noninterest-bearing deposits	4,063,740			3,449,313
Other noninterest-bearing liabilities	62,953			102,279
Shareholders' equity	1,402,104			1,709,432
Total liabilities and shareholders' equity	$13,286,671			$12,042,255

Net interest income and margin (tax equivalent)		$410,485	3.29%		$385,054	3.40%